EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

         MAF Bancorp, Inc. has four wholly-owned subsidiaries. All others listed are either direct or indirect subsidiaries of Mid America Bank, fsb.

SUBSIDIARIES OF MAF BANCORP, INC.            STATE OF INCORPORATION

Mid America Bank, fsb                             United States
MAF Developments, Inc.                              Illinois
Mid Town Development Corporation                    Illinois
Equitable Finance Corp.                             Illinois

SUBSIDIARIES OF MID AMERICA BANK, FSB        STATE OF INCORPORATION

Mid America Investment Services, Inc.               Illinois
Mid America Insurance Agency, Inc.                  Illinois
Mid America Finance Corporation                     Illinois
Mid America Mortgage Securities, Inc.               Illinois
N.W. Financial Corporation                          Illinois
Randall Road Development Corporation                Illinois
Centre Point Title Services, Inc.                   Illinois
Reigate Woods Development Corporation               Illinois
MAF Realty Co., L.L.C. - III                        Delaware
MAF Realty Co., L.L.C. - IV                         Delaware
Mid America Re, Inc.                                 Vermont
Fidelity Corporation                                Illinois
Fidelity Loan Services, Inc.                        Illinois